EX-99(b)(1)


                                 AMENDMENT NO. 1
                                       TO
                                     BYLAWS
                                       OF
                             QUAKER INVESTMENT TRUST

                          Dated as of January 13, 2004.

      This Amendment No. 1 to the Bylaws of Quaker Investment Trust (the "Trust") amends the Bylaws of the Trust dated August 1, 1996 (the "Bylaws").

1. Section 2 of Article I of the Bylaws is hereby deleted and replaced in its entirety as follows:

            "2. Certificates evidencing shares of a particular series of the Trust shall be in the form prescribed by the Board of Trustees and shall be signed by the President and the Secretary or Treasurer or such officers as the Board of Trustees may designate in authorizing such certificates. The signature of any officer of the Trust and the seal of the Trust thereon may be facsimiles."

2. Article V of the Bylaws is hereby deleted and replaced in its entirety as follows:

            "1. The number of trustees which shall constitute the entire Board of Trustees of the Trust shall be such number as shall be fixed from time to time by a vote adopted by a majority of the then Trustees. Any trustee may be removed by a two-thirds (2/3) majority of all trustees, at a regular or special meeting called for that purpose, for cause by them deemed sufficient. Subject to death, resignation or removal, each trustee shall hold office indefinitely and until his successor is elected and qualified.

            Trustees need not be shareholders of the Trust.

            2. If the office of any trustee or trustees becomes vacant for any reason, a majority of the remaining trustees, though less than a quorum, may choose a successor or successors, who shall hold office for the unexpired term in respect to which such vacancy occurred or until the next election of trustees, provided that, immediately after filling any such vacancy, at least two-thirds (2/3) of the trustees then holding office shall have been elected to such office by the shareholders of the Trust entitled to vote; otherwise such vacancy shall be filled by vote of the shareholders at a special meeting called for such purpose.

            3. The property and business of the Trust shall be managed by its Board of Trustees which may exercise all powers of the Trust and do all lawful acts and things as are not by applicable statute, rule or regulation, the Declaration of Trust or these Bylaws prohibited, or directed or required to be exercised or done by the shareholders.

            4. The Board of Trustees may hold their meetings and keep the books of the Trust at the office of the Trust in the City of Rocky Mount, State of North Carolina, or at such other places as they may from time to time determine, and telephone meetings may be held except that the Board of Trustees may not hold telephone meetings to approve or renew an investment advisory agreement or any rule 12b-1 plan or any agreements relating to such plan. The original or duplicate stock ledger shall be kept at the office of the Trust in the City of Rocky Mount, State of North Carolina or at the office of any transfer agent which may be employed by the Trust.

            5. The first meeting of the newly elected Board of Trustees shall be held at the place of, and immediately following the meeting of the shareholders at which such Board of Trustees was elected, either within or without the State of North Carolina; provided the trustees may hold their meeting at such other place and time as they may determine. No notice of such meeting shall be necessary to the newly elected trustees in order to legally constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Trustees shall be held without notice at such time and place, either within or without the State of North Carolina as shall from time to time be determined by the board.

            6. Special meetings of the Board of Trustees may be held at any time when called by any President, the Secretary or any two (2) trustees (or if there shall be fewer than three (3) trustees, by any trustee). Not less than twenty-four (24) hours' notice of any special meeting shall be given by the Secretary or other officer calling such meeting to each trustee either in person, by telephone, by mail or by telegram. Such notice may be waived by any trustee either in person or in writing or by telegram. Such special meetings shall be held at such time and place, within or without the State of North Carolina, as the notice thereof or waiver shall specify. Unless otherwise specified in the notice thereof, any and all business may be transacted at any meeting of the Board of Trustees.

            7. At all meetings of the Board of Trustees, a majority of the trustees shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of the majority of trustees present at any meeting at which there is a quorum shall be the act of the Board of Trustees, except as may be otherwise specifically provided by an applicable statute, rule, or regulation, by the Declaration of Trust or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Trustees, the trustees present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

            8. A majority of the trustees shall elect a Chairman of the Board who shall preside at all meetings of the shareholders and Board of Trustees. The Chairman shall have general charge and supervision of the business, property, and affairs of the Trust and such other powers and duties as the Board of Trustees may from time to time prescribe. Unless otherwise prohibited by law, the Chairman may be either an "interested person" as defined in section 2(a)(19) of the Investment Company Act of 1940, or a dis-interested person.

            9. If the trustees shall elect one or more Vice Chairmen, the Vice Chairman or if there shall be more than one, such Vice Chairmen in the order of their seniority or as designated by the Board of Trustees, in the absence of the Chairman, shall preside at meetings of the shareholders and Board of Trustees and shall exercise such other powers and duties as the Chairman shall determine."

            10. The Chairman of the Board shall serve for an initial term of two years from the date of his or her election and shall thereafter continue to serve for one or more additional two year terms upon the vote of a majority of the Board. In the event that the Chairman is not re-elected and no substitute Chairman is elected, the Vice-Chairman or, if none, the President, unless otherwise prohibited by law, shall preside at all meetings of the shareholders and Board of Trustees until such time as a Chairman is elected by a majority of the Board.

3. Article VIII of the Bylaws is hereby deleted and replaced in its entirety to read as follows:

            "1. The Board of Trustees shall elect officers of the Trust for such term in office, which may be indefinite, as determined by the board. The Board of Trustees shall elect a Secretary and Treasurer of the Trust and a President for each series of the Trust. The Treasurer shall be the Chief Accounting Officer of the Trust. The Board of Trustees may also elect or appoint or authorize any President to appoint such other officers, including Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, as the Board of Trustees deems advisable. Two or more offices may be held by the same person. All officers may be, but need not be, trustees.

            2. The Board of Trustees may appoint such other officers, agents and representatives of the Trust as shall be deemed necessary, with such powers for such term and to perform such acts and duties on behalf of the Trust as the Board of Trustees may see fit to the extent authorized or permitted by statute, rule, or regulation, the Declaration of Trust and these Bylaws.

            3. The President of each series of the Trust shall be the chief executive officer of the Trust for matters pertaining to that particular series and shall have general charge and supervision of the business, property and affairs of the series and such other powers and duties as the Board of Trustees shall from time to time prescribe.

            4. The Vice Presidents of each series of the Trust, in the order of their seniority or as designated by the Board of Trustees, shall in the absence or disability of the President perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Trustees or the President of such series may from time to time prescribe.

            5. The Secretary shall record all votes and proceedings of meetings of the shareholders and of the Board of Trustees in the Trust records. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the Board of Trustees when notice thereof is required. The Secretary shall have custody of the seal of the Trust and may affix the same to any instrument requiring the seal and attest to the same with his or her signature. The Secretary shall perform such other duties as the Board of Trustees may from time to time prescribe.

       6. The Assistant Secretaries, in order of their seniority or as directed by the Board of Trustees, shall in the absence or disability of the Secretary perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Trustees may prescribe.

       7. The Treasurer shall deliver all Trusts and securities of the Trust which may come into the Treasurer's hands to such bank or trust company as the Board of Trustees may designate as Custodian. The Treasurer shall keep such records of the financial transactions of the Trust as the Board of Trustees shall prescribe. The Treasurer shall perform such other duties as the Board of Trustees may from time to time prescribe.

       8. The Assistant Treasurers, in order of their seniority or as directed by the Board of Trustees, shall in the absence or disability of the Treasurer perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Trustees may prescribe.

       9. The officers of the Trust shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Trustees may be removed at any time with or without cause by the affirmative vote of a majority of the entire Board of Trustees. If the office of any officer shall become vacant for any reason, the vacancy shall be filled by the Board of Trustees."